Exhibit 10.18

EXECUTION VERSION

CONFIDENTIAL

IMPLEMENTATION AND FACILITATION AGREEMENT

This IMPLEMENTATION AND FACILITATION AGREEMENT (this “Agreement”), dated as of November 30, 2010 (the “Effective Date”), is entered into by and among Univar Inc., a Delaware corporation (the “Company”), Univar USA Inc., a Washington corporation (“Opco”), and each of CVC European Equity IV (AB) Limited, CVC European Equity IV (CDE) Limited, CVC European Equity Tandem GP Limited, and (each a “Manager” and together the “Managers”).

W I T N E S S E T H:

WHEREAS, simultaneously with the execution of this Agreement, CD&R Univar Holdings, L.P. and certain of its affiliates are acquiring shares of the Company’s common stock, representing 42.5% of the issued and outstanding shares of the Company’s common stock (the “Investment”), pursuant to, and on the terms and subject to the conditions set forth in, the Stock Purchase Agreement, dated as of August 31, 2010 (the “Stock Purchase Agreement”), among CDR Ulysses, LLC, the Company and Univar N.V., a company organized under the laws of the Netherlands (“Holdings”);

WHEREAS, prior to or concurrently with the execution and delivery of this Agreement, the Company, the Managers, and certain other parties have entered into an Indemnification Agreement, dated the date hereof (as the same may be amended from time to time in accordance with its terms, the “Indemnification Agreement”);

WHEREAS, the Company desires that it and its subsidiaries (together, the “Company Group”) receive certain facilitation and implementation services from the Managers, and each Manager desires to provide such facilitation and implementation services to the members of the Company Group; and

WHEREAS, concurrently with the execution and delivery of this Agreement, the Company is entering into a consulting agreement (the “Consulting Agreement”) with Clayton, Dubilier & Rice, LLC (the “Other Manager”), pursuant to which the Other Manager is to provide consulting and transaction services to the Company Group;

NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1. Engagement. The Company hereby engages the Managers (on behalf of the members of the Company Group) to provide the Facilitation and Implementation Services, and each Manager hereby agrees to provide the Facilitation and Implementation Services to the Company and the other members of the Company Group on the terms and subject to the conditions set forth below.

2. Scope of Future Facilitation and Implementation Services.

(a) Facilitation and Implementation Services. Each Manager hereby agrees, during the term of this Agreement, to provide the members of the Company Group with facilitation and implementation services and other services as may reasonably be agreed from time to time by the Company and each Manager with respect to proposed transactions, including, without limitation, any proposed acquisition, merger, full or partial recapitalization, structural reorganization (including any divestiture of one or more subsidiaries or operating divisions of any member of the Company Group), reorganization of the shareholdings or other ownership structure of the Company Group, sales or dispositions of assets or any other similar transaction (each, a “Transaction”) directly or indirectly involving the members of the Company Group (collectively, the “Facilitation and Implementation Services”).

(b) Services Non-Exclusive. Each Manager will devote such time and efforts to the performance of the services contemplated hereby as each Manager deems reasonably necessary or appropriate, provided that no minimum number of hours is required to be devoted on a weekly, monthly, annual or other basis. The Company and Opco (on behalf of themselves and the other members of the Company Group) hereby acknowledge that each Manager’s services are not exclusive to the Company Group and that each Manager will render similar services to other persons and entities.

(c) Applicability of Indemnification Agreement. The Company and Opco (on behalf of themselves and the other members of the Company Group) hereby acknowledge and agree that the services provided by the Managers hereunder, including the Facilitation and Implementation Services, are being provided subject to the terms of this Agreement (including, without limitation, Section 7) and the Indemnification Agreement.

3. Compensation; Reimbursement of Expenses.

(a) Compensation for Facilitation and Implementation Services. As compensation for the Facilitation and Implementation Services, in connection with each Transaction that is consummated, the Company shall, or shall cause one or more of its Affiliates to, on behalf of the members of the Company Group, pay the Managers, in the aggregate, a fee (a “Facilitation and Implementation Fee”) equal to 1% of the Transaction Value, or such more or lesser amount as the Managers and the Company, on behalf of the members of the Company Group, may from time to time agree, provided that, any Facilitation and Implementation Fee shall not be less than any Transaction Fee (as defined in the Consulting Agreement) payable in connection with such transaction to the Other Manager under the Consulting Agreement. As used herein, “Transaction Value” means the total value of the applicable Transaction, including, without duplication, (x) in the case of any Transaction involving an acquisition, merger, sale or disposition of assets or equity interests of any member of the Company Group or any other similar Transaction, the aggregate purchase price payable in connection with such Transaction, including, without limitation, the aggregate amount of the cash funds and the aggregate value of the other securities or obligations required to complete such Transaction (excluding any fees payable pursuant to this Section 3(a) or pursuant to Section 3(b) of the Consulting Agreement), including any indebtedness, guarantees, capital stock or similar items issued or made to facilitate, and the amount of any revolving credit or other liquidity facilities or arrangements established in connection with, such Transaction or assumed, refinanced or left outstanding in connection with or immediately following such Transaction and (y) in connection with any capital raising Transaction, the aggregate proceeds of such Transaction (including the unfunded portion of any revolving credit or other liquidity facilities or arrangements established in connection with, such Transaction). For purposes of calculating a Facilitation and Implementation Fee, the value of any securities included in the Transaction Value will be determined by the average of the last sales prices for such securities on the five trading days ending five days prior to the consummation of the applicable Transaction, provided that if such securities do not have an existing public trading market, the value of the securities shall be their fair market value as mutually reasonably agreed between the Managers and the Company, on behalf of the members of the Company Group, on the day prior to consummation of such Transaction.

(b) Reimbursement of Expenses. The Company shall, or shall cause one or more other members of the Company Group to, on behalf of the members of the Company Group, reimburse each Manager for such reasonable travel and other out-of- pocket expenses (“Expenses”) as may be incurred by such Manager and its Affiliates and its and their respective employees and agents in the course or on account of rendering any services under this Agreement, including but not limited to any applicable fees and expenses of any legal, accounting or other professional advisors to each Manager and its subsidiaries and Affiliates and any expenses incurred by any Manager Designee in connection with the performance of his or her duties to any member of the Company Group, including the cost of all air travel, whether on commercial or private aircraft. A Manager may submit monthly expense statements to the Company or any other such member of the Company Group, which statements shall be payable within thirty days. Nothing in this Section 3 shall limit any obligations of any member of the Company Group to reimburse any costs and expenses to the Managers or any Manager Affiliate (as defined below) under the Indemnification Agreement or the Stockholders Agreement, dated the date hereof, among the Company, certain affiliates of the Managers and the other stockholders of the Company party thereto (as the same may be amended from time to time, the “Stockholders Agreement”).

(c) Allocation of Payments. The Company shall not agree with its independent accountants to allocate the amounts paid to the Managers pursuant to this Agreement to specific services provided hereunder without the consent of the Managers (not to be unreasonably withheld).

(d) Obligations Joint and Several. Opco and the Company (on behalf of themselves and the other members of the Company Group) hereby agree that the obligations of the Company under this Section 3 shall be borne jointly and severally by each member of the Company Group.

(e) Apportionment of Payments. With respect to any fee or other amount payable to the Managers pursuant to this Agreement, each Manager will be entitled to a portion of such aggregate fee equal to the percentage set forth next to such Manager’s name on Schedule I. The Managers may update Schedule I from time to time by delivering a revised version of such schedule to the Company, provided that in no event may the sum of the percentages on any such schedule exceed 100%.

4. Term, etc.

(a) This Agreement shall be in effect until, and shall terminate upon, the tenth anniversary of the date hereof, and may be earlier terminated by the Managers on thirty days’ prior written notice to the Company. In addition, in connection with the consummation of a “change of control transaction” or an “IPO” (in each case, as defined in the Stockholders Agreement), the Company may terminate this Agreement by delivery of a written notice of termination to the Managers. The provisions of this Agreement shall survive any termination hereof, provided that, notwithstanding the foregoing, Sections 1 and 2 (other than Section 2(c)) shall not survive any termination hereof and provided, further, that Section 3 shall survive any termination hereof solely as to any portion of any Facilitation and Implementation Fee or Expenses not paid or reimbursed prior to such termination and not required to be paid or reimbursed thereafter pursuant to Section 4(c).

(b) Upon any consolidation or merger of the Company, or any conveyance, transfer or lease of all or substantially all of the assets of any member of the Company Group, the entity formed by such consolidation, or into which such member of the Company Group is merged or to which such conveyance, transfer or lease is made (each, a “Successor Entity”), shall succeed to and be substituted for the Company or such member of the Company Group, as applicable, under this Agreement with the same effect as if the Successor Entity had been a party hereto. No such consolidation, merger or conveyance, transfer or lease shall have the effect of terminating this Agreement or of releasing any member of the Company Group or any Successor Entity from its obligations hereunder.

(c) Upon any termination of this Agreement, the Company, agrees immediately to pay or reimburse, (or cause one or more other members of the Company Group to pay or reimburse), as the case may be, any accrued and unpaid installment of the Facilitation and Implementation Fee or portion thereof and any unpaid and unreimbursed Expenses that shall have been incurred prior to such termination (whether or not such Expenses shall then have become payable). If, at any time, no member of the Company Group is permitted to make any payment or reimbursement due to a Manager under this Agreement under the terms of any credit agreement or other financing agreement to which any member of the Company Group is a party, such obligations shall accrue as provided herein, but payment or reimbursement thereof shall be deferred until such time as (i) such payments are no longer prohibited under the terms of the applicable agreement, or (ii) the loan amount due thereunder is repaid in full. In the event of the liquidation of the Company, all amounts due to a Manager under this Agreement shall be paid to such Manager before any liquidating distributions or similar payments are made to stockholders of the Company.

5. Information; Confidentiality; Other Agreements.

(a) The Company will, and will cause each member of the Company Group to, use its reasonable best efforts to furnish, or to cause their respective employees and agents to furnish, the Managers with such information (the “Information”) as the Managers reasonably believe appropriate to their engagement hereunder. The Company acknowledges and agrees that (a) the Managers will rely on the Information and on information available from generally recognized public sources in performing the Facilitation and Implementation Services and (b) the Managers do not assume responsibility for the accuracy or completeness of the Information and such other information.

(b) The Company and Opco (on behalf of themselves and the other members of the Company Group) hereby consent to the Managers and any Manager Affiliate (as defined below) sharing any information received from the Company Group with any other Manager Affiliates (other than other portfolio companies) and to the internal use by the Managers and such Manager Affiliates of any information received from the Company Group, subject, however, to (i) the Managers maintaining adequate procedures to prevent such information from being used in connection with the purchase or sale of securities of the Company in violation of applicable law and (ii) the recipient of such information being subject to an agreement (or being under a duty of trust or confidence) to maintain the shared information in confidence.

(c) Any advice or opinions provided by the Managers or Manager Affiliates may not be disclosed or referred to publicly or to any third party (other than the Company Group’s legal, tax, financial or other advisors), except in accordance with the Managers’ prior written consent.

(d) The Managers will coordinate with the Other Manager in connection with its provision of services to the Company Group pursuant to the Consulting Agreement, provided that, the Managers shall not be liable to any member of the Company Group as a result of any such services provided, or the failure to provide such services, by the Other Manager.

6. Independent Contractor Status. The parties acknowledge and agree that each Manager shall perform the Facilitation and Implementation Services as an independent contractor, retaining control over and responsibility for its own operations and personnel and those of its controlled Affiliates (other than the Company Group). The

Company further acknowledges and agrees that each Manager may, in its sole discretion, remove or substitute any of the members of, or add members to, the team of professional employees of such Manager and its Affiliates that will be providing services pursuant to this Agreement, and that any such removal, substitution or addition shall not in any way modify or affect any of the obligations of the Company hereunder, including, without limitation, its obligation to pay the any fee or reimburse any Expenses. None of the Managers nor any Manager Affiliate shall, solely by virtue of this Agreement or the arrangements hereunder, be considered employees or agents of any member of the Company Group, nor shall any of them have authority hereunder to contract in the name of or bind any member of the Company Group, except (i) to the extent that any professional employee of a Manager or any of its subsidiaries may be serving as a director or an officer of any member of the Company Group or (ii) as expressly agreed to in writing by such member of the Company Group. Any duties of a Manager arising out of its engagement to perform services hereunder shall be owed solely to the members of the Company Group. Nothing in this Agreement, expressed or implied, is intended to confer on any person other than the parties hereto or their respective successors and assigns, any rights or remedies under or by reason of this Agreement. Without limiting the generality of the foregoing, the parties acknowledge that nothing in this Agreement, expressed or implied, is intended to confer on any present or future holders of any securities of the Company or its Affiliates, or any present or future creditor of the Company or its Affiliates, any rights or remedies under or by reason of this Agreement or any performance hereunder.

7. Limitation on Liability. Except in cases of gross negligence or willful misconduct, the Managers shall have no liability of any kind whatsoever to any member of the Company Group for any damages, losses or expenses (including, without limitation, special, punitive, incidental or consequential damages and interest, penalties and fees and disbursements of attorneys, accountants, investment bankers and other professional advisors) with respect to the provision of the Facilitation and Implementation Services and in no event shall any such liability be in excess of the fees received by such Manager hereunder. Each of the Company and Opco (on behalf of itself and the other members of the Company Group), by its acceptance of the benefits hereof, covenants, agrees and acknowledges that no person other than the Managers shall have any obligation hereunder and that it has no rights of recovery against, and no recourse hereunder or under any documents or instruments delivered in connection herewith shall be had against, any former, current or future director, officer, agent, Affiliate or employee of the Managers (or any of their successors or permitted assignees), against any former, current or future general or limited partner, member or stockholder of the Managers (or any of its successors or permitted assignees) or against any former, current or future director, officer, agent, employee, Affiliate, general or limited partner, stockholder, manager or member of any of the foregoing (collectively, “Manager Affiliates”), whether by or through attempted piercing of the corporate veil, by or through a claim by or on behalf of the Company or any other member of the Company Group against Manager Affiliates, by the enforcement of any judgment or assessment or by any legal or equitable proceeding, or by virtue of any statute, regulation or other applicable law, or otherwise.

8. Outside Activities. In recognition that the Managers and Manager Affiliates currently have, and will in the future have or will consider acquiring, investments in numerous companies with respect to which the Managers or Manager Affiliates may serve as an advisor, a director or in some other capacity, and in recognition that the Managers or Manager Affiliates have myriad duties to various investors and partners, and in anticipation that the Company Group, on the one hand, and the Managers or Manager Affiliates, on the other hand, may engage in the same or similar activities or lines of business and have an interest in the same areas of corporate opportunities, and in recognition of the benefits to be derived by the Company Group hereunder and in recognition of the difficulties which may confront any advisor who desires and endeavors fully to satisfy such advisor’s duties in determining the full scope of such duties in any particular situation, the provisions of this Section 8 are set forth to regulate, define and guide the conduct of certain affairs of the Company Group as they may involve the Managers. Except as the Managers may otherwise agree in writing after the date hereof:

(a) Each Manager and the Manager Affiliates shall have the right: (i) to directly or indirectly engage in any business (including, without limitation, any business activities or lines of business that are the same as or similar to those pursued by, or competitive with, any member of the Company Group), (ii) to directly or indirectly do business with any client or customer of the Company Group, (iii) to take any other action that a Manager believes in good faith is necessary to or appropriate to fulfill its obligations as described in the first sentence of this Section 8 and (iv) not to present potential transactions, matters or business opportunities to any member of the Company Group, and to pursue, directly or indirectly, any such opportunity for itself, and to direct any such opportunity to another person.

(b) Each Manager and the Manager Affiliates shall have no duty (contractual or otherwise) to communicate or present any corporate opportunities to the Company Group or any of their affiliates or to refrain from any actions specified in Section 8(a), and the Company, on its own behalf and on behalf of the other members of the Company Group, hereby renounces and waives any right to require a Manager or any Manager Affiliate to act in a manner inconsistent with the provisions of this Section 8.

(c) None of the Managers or any Manager Affiliate shall be liable to any member of the Company Group or any of their direct or indirect stockholders or their respective Affiliates for breach of any duty (contractual or otherwise) by reason of any activities or omissions of the types referred to in this Section 8 or of any such person’s participation therein.

9. Notice. All notices and other communications to be given to any party hereunder shall be sufficiently given for all purposes hereunder if in writing and delivered by hand, courier or overnight delivery service, or three days after being mailed by certified or registered mail, return receipt requested, with appropriate postage prepaid, or when received in the form of a facsimile (receipt confirmation requested), and shall be directed to the address set forth below (or at such other address or facsimile number as such party shall designate by like notice):

If to the Company or Opco:
Univar Inc. 17425 NE Union Hill Road Redmond, Washington 98052 Attention: General Counsel Facsimile: (425) 889-3500

If to a Manager:

CVC European Equity IV (AB) Limited 22 Grenville Street St Helier, Jersey JE4 8PX Channel Islands Attention: Carl Hansen

CVC European Equity IV (CDE) Limited 22 Grenville Street St Helier, Jersey JE4 8PX Channel Islands Attention: Carl Hansen

CVC European Equity Tandem GP Limited 22 Grenville Street St Helier, Jersey JE4 8PX Channel Islands Attention: Carl Hansen

with a copy to (which shall not constitute notice):	Sullivan & Cromwell LLP 125 Broad Street New York, New York 10004 Attention: George Sampas, Esq. Facsimile: (212) 291-9131

In each case, with a copy to:	Clayton, Dubilier & Rice, LLC 375 Park Avenue 18th Floor New York, New York 10152 Attention: Theresa Gore
Facsimile: (212) 407-5252

with a copy to (which shall not constitute notice):	Debevoise & Plimpton LLP 919 Third Avenue New York, New York 10022 Attention: Paul S. Bird, Esq. Jonathan E. Levitsky, Esq. Facsimile: (212) 909-6836

10. Entire Agreement; Severability; No Representations or Warranties. This Agreement together with the Stockholders Agreement, the Indemnification Agreement and the transactions contemplated hereby and thereby (a) contain the complete and entire understanding and agreement between the Managers and the Company with respect to the subject matter hereof and (b) supersede all prior and contemporaneous understandings, conditions and agreements, whether written or oral, express or implied, in respect of the subject matter hereof. If any term, provision, covenant or restriction of this Agreement is held to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party hereto. Upon such a determination, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible. To the extent permitted by applicable law, the parties hereto waive any provision of law that renders any term or provision of this agreement invalid or unenforceable in any respect. The Company acknowledges and agrees that the Managers make no representations or warranties in connection with this Agreement or its provision of the Facilitation and Implementation Services. The Company agrees that any acknowledgment or agreement made by the Company in this Agreement is made on behalf of the Company and the other members of the Company Group.

11. Counterparts; Amendments and Waivers. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original and which together shall constitute one agreement. This Agreement may be executed by facsimile signatures. This Agreement may not be amended, restated, supplemented or otherwise modified, and no provision of this Agreement may be waived, other than in a writing duly executed by the parties hereto.

12. Binding Effect; Assignment. This Agreement shall be binding upon and inure to the benefit of the parties to this Agreement and their respective successors and assigns; provided that (i) except as provided in clause (ii) and (iii) of this proviso, neither this Agreement nor any right, interest or obligation hereunder may be assigned by either party, whether by operation of law or otherwise, without the express written consent of the other party hereto, and (ii) any assignment by a Manager of its rights but not the obligations under this Agreement to any entity directly or indirectly controlling, controlled by or under common control with such Manager shall be expressly permitted hereunder and shall not require the prior written consent of the Company. This Agreement is not intended to confer any right or remedy hereunder upon any person or entity other than the parties to this Agreement and their respective successors and assigns.

13. Governing Law; Jurisdiction. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS TO THE EXTENT THAT SUCH PRINCIPLES WOULD REQUIRE OR PERMIT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION.

14. Arbitration.

(a) Any dispute, claim or controversy arising out of, relating to, or in connection with this Agreement, or the breach, termination, enforcement, interpretation or validity thereof, including the determination of the scope or applicability of this Agreement to arbitrate, shall be finally determined by arbitration. The arbitration shall be administered by JAMS. If the disputed claim or counterclaim exceeds $250,000, not including interest or attorneys’ fees, the JAMS Comprehensive Arbitration Rules and Procedures (“JAMS Comprehensive Rules”) in effect at the time of the arbitration shall govern the arbitration, except as they may be modified herein or by mutual written agreement of the parties. If no disputed claim or counterclaim exceeds $250,000, not including interest or attorneys’ fees, the JAMS Streamlined Arbitration Rules and Procedures (“JAMS Streamlined Rules”) in effect at the time of the arbitration shall govern the arbitration, except as they may be modified herein or by mutual written agreement of the parties.

(b) The seat of the arbitration shall be New York, New York. The parties submit to jurisdiction in the state and federal courts of the State of New York for the limited purpose of enforcing this agreement to arbitrate.

(c) The arbitration shall be conducted by one neutral arbitrator unless the parties agree otherwise. The parties agree to seek to reach agreement on the identity of the arbitrator within thirty days after the initiation of arbitration. If the parties are unable to reach agreement on the identity of the arbitrator within such time, then the appointment of the arbitrator shall be made in accordance with the process set forth in JAMS Comprehensive Rule 15.

(d) The arbitration award shall be in writing, state the reasons for the award, and be final and binding on the parties. The arbitrator may, in the award, allocate all or part of the costs of the arbitration, including the fees of the arbitrator and the attorneys’

fees of the prevailing party. Judgment on the award may be entered by any court having jurisdiction thereof or having jurisdiction over the relevant party or its assets. Notwithstanding applicable state law, the arbitration and this agreement to arbitrate shall be governed by the Federal Arbitration Act, 9 U.S.C. § 1, et seq.

(e) The parties agree that the arbitration shall be kept confidential and that the existence of the proceeding and any element of it (including but not limited to any pleadings, briefs or other documents submitted or exchanged, any testimony or other oral submissions, and any awards) shall not be disclosed beyond the tribunal, JAMS, the parties, their counsel, accountants and auditors, insurers and re-insurers, and any person necessary to the conduct of the proceeding. The confidentiality obligations shall not apply (i) if disclosure is required by law, or in judicial or administrative proceedings, or (ii) as far as disclosure is necessary to enforce the rights arising out of the award.

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IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first above written.

CVC EUROPEAN EQUITY IV (AB) LIMITED

By:
	Name:	Carl Hansen
	Title:	Director

CVC EUROPEAN EQUITY IV (CDE) LIMITED

By:
	Name:	Carl Hansen
	Title:	Director

CVC EUROPEAN EQUITY TANDEM GP LIMITED

By:
	Name:	Carl Hansen
	Title:	Director

[Signature Page to the Facilitation and implementation Agreement]

UNIVAR, INC.

By:
	Name:	Peter Heinz
Title:

UNIVAR USA, INC.

By:
	Name:	Peter Heinz
Title:

[Signature Page to the Monitoring and Facilitation and Implementation Manager Indemnification Agreement]

SCHEDULE I

Entity	Percentage of Fee
CVC European Equity IV (AB) Limited	23.94%
CVC European Equity IV (CDE) Limited	36.70%
CVC European Equity Tandem GP Limited	39.36%